Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

         FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND


Wednesday, April 28, 2010

Edwardsville, Illinois - Media Contact Dennis Terry (618) 656-6122 First Clover Leaf Financial Corp. (the "Company")(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended March 31, 2010. The dividend will be payable to stockholders of record as of May 14, 2010 and is expected to be paid on May 21, 2010. The Company has 7,937,702 shares of common stock outstanding.

                                      * * *

                                      (End)